EXHIBIT 10.25

AGREEMENT FOR TRUSTEE SERVICES

BETWEEN

STATE STREET BANK AND TRUST COMPANY

AND

STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE

WITNESSETH:

THIS AGREEMENT FOR TRUSTEE SERVICES (the “Agreement”) is effective as of the first day of December, 2004, between STATE STREET BANK AND TRUST COMPANY, (“State Street”) and STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE (the “Trust Company”).

WHEREAS, State Street has heretofore entered into an Administrative and Investment Services Agreement with the American Bar Retirement Association (“ABRA”) effective as of the first day of January, 1999, as Amended and Restated November 18, 2002 and as further amended by Amendment No. 1 dated as of December 1, 2004 (“AISA”), pursuant to which State Street is required to perform Trustee Services (as defined in AISA) and Administrative Services (as defined in AISA) for the American Bar Association Members Retirement Program (the “Program”) and, in particular, to act as trustee of the ABA Members Collective Trust (as defined in AISA);

WHEREAS, The State Street desires to substitute the Trust Company as trustee of the ABA Members Collective Trust, and the Trust Company desires to become the trustee of the ABA Members Collective Trust; and

WHEREAS, State Street must obtain ABRA’s consent to such substitution as described above.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and undertakings, and subject to the terms and conditions, hereinafter set forth, the parties hereto hereby agree as follows:

1. Definitions. All capitalized terms used but not defined herein shall have the respective meanings assigned to such terms by AISA.

2. Incorporation of AISA By Reference.

(a) In General. The Trust Company shall comply with, be obligated to perform any services required by and be liable for any violation of any provisions of AISA relating to performance as trustee of the ABA Members Collective Trust, which are hereby incorporated herein by reference.

The provisions of AISA incorporated herein shall be applied by substituting references to the Trust Company for the references to State Street appearing therein (but only where State Street is referenced in its capacity as trustee of the ABA Members Collective Trust). Notwithstanding the foregoing, (i) any obligations imposed upon ABRA by AISA shall remain enforceable only by State Street, (ii) the Trust Company shall not be entitled to receive any information or materials from ABRA pursuant to AISA but shall obtain such information solely from State Street; and (iii) except as provided in Section 3 below, the Trust Company shall not be entitled to receive any fees or payments in respect of expenses (including indemnification) from the ABA Members Collective Trust, the Trusts or ABRA for services provided in connection with the Program, but shall be entitled to payment for such services only from State Street pursuant to Section 3 of this Agreement. In addition, the parties acknowledge that Section 12.07 of AISA prohibits the disclosure by State Street to the Trust Company of Program Data and Records for purposes other than the Trust Company’s performance of services pursuant to this Agreement, and as incorporated herein by reference, Section 12.07 of AISA prohibits the disclosure of Program Data and Records to other persons except to the extent necessary for the performance of services for the Program. Furthermore, notwithstanding any provision herein or of AISA to the contrary, no such disclosure shall be made by the Trust Company to any other third party pursuant to Section 12.07 of AISA as incorporated herein without State Street’s prior consent. Nothing in this Agreement shall be interpreted as interfering with or impairing any rights State Street or the Trust Company may have under any other contract between such parties, provided however, that if the terms of any other agreement between State Street and the Trust Company conflict or are inconsistent with the terms of this Agreement, the terms of this Agreement shall control.

(b) Coordination of Services. To the extent that pursuant to AISA and this Agreement both State Street and the Trust Company are obligated to perform the same services, the State Street and the Trust Company shall allocate the responsibility for performance between each other in such manner as shall be in the best interests of the Program, and the performance of services by State Street or the Trust Company, as the case may be, shall excuse the other party from the obligation to perform such services but shall not release such other party from any liability arising hereunder from the performance of such services, and to the extent that State Street or the Trust Company pays or otherwise satisfies any such liability, the other party shall be relieved thereof. Notwithstanding the foregoing, the Trust Company shall be solely responsible for serving as trustee of the ABA Members Collective Trust.

3. Trust Company’s Fees and Expenses. The Trust Company shall be compensated by payment from State Street of such fee in such amount at such time and in such manner as State Street and the Trust Company shall from time to time agree. To the extent that the Trust Company incurs expenses payable by the ABA Members Collective Trust under Section 13.04(a), the Trust Company shall be entitled to reimbursement thereof. Notwithstanding the foregoing, no failure by State Street to pay to the Trust Company its fee pursuant to this Section 3 (or pursuant to any other agreement between State Street and the Trust Company) or to reimburse the Trust Company for any expenses, nor any other dispute, controversy or disagreement among State Street Corporation, the Trust Company, and State Street, or any of them or any of their respective affiliates, whether arising under this Agreement or any other agreement between them, shall excuse the Trust Company from its obligation to continue to perform, and its liability in respect of, the services required of it pursuant to this Agreement. Nothing in this provision shall excuse the payment by the Trust Company of fees and expenses due to State Street for use of its employees, systems and administrative services, which fees may be treated as a credit against the program expense fee payable to the Trust Company hereunder or the payment by State Street of any fees due to the Trust Company in connection with the Program.

4. Third-Party Beneficiary. The parties hereto acknowledge that this Agreement requires the consent of ABRA, as evidenced by its execution of an amendment to AISA permitting the State Street to substitute the Trust Company as trustee of the ABA Members Collective Trust, and in consideration of such consent, the parties hereby agree that ABRA shall be a third-party beneficiary of this Agreement subject to the benefits of and entitled to enforce its provisions to the same extent as if ABRA were a party to this Agreement, including (but not limited to), the power to enforce any provisions of AISA incorporated herein by reference and entitlement to indemnification from State Street pursuant to the provisions of AISA incorporated herein to the same extent ABRA is entitled to indemnification under AISA.

5. Termination. This Agreement shall terminate at the same time State Street ceases to be obligated to perform those Trustee Services set forth in Article 2 of AISA, except the obligations imposed upon the Trust Company by incorporation of Sections 12.06 and 12.07 of AISA shall survive the termination of this Agreement.

6. Notices. Section 16.11 of AISA, being incorporated herein by reference, is modified by the addition of the following information regarding State Street:

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts
ATTN:

State Street Bank and Trust Company of New
Hampshire
20 Trafalgar Square, Suite 449
Nashua, New Hampshire 03063
ATTN: President

with copies to

American Bar Retirement Association
541 North - Fairbanks Court
Chicago, Illinois 60611-3314
ATTN: Executive Director
Telecopier: (312) 988-5032

IN WITNESS WHEREOF, this Agreement has been signed on behalf of the parties on this 1st day of November, 2004 with an effective date as of December 1, 2004.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Beth Halberstadt
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY OF NEW HAMPSHIRE

By:	/s/ Shawn P. Currier
Title:	Vice President

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